Exhibit 99.2

Contact:	Steven Nelson GNC Corporation (412) 288-8389 steven-nelson@gnc-hq.com
GNC Announces Planned Redemption of its
12% Series A Exchangeable Preferred Stock
and Quarterly Dividend Accrual
     Pittsburgh PA, November 28, 2006: GNC Corporation (GNC), today announced that it has issued its Final Notice of Redemption with respect to the redemption of all its outstanding shares of 12% Series A Exchangeable Preferred Stock. The redemption date will be December 4, 2006. GNC has deposited the aggregate redemption price in irrevocable trust with LaSalle Bank National Association, as paying agent.
     All of the shares of preferred stock are held of record by Cede & Co. as nominee for The Depository Trust Company (“DTC”). Accordingly, no beneficial holder of shares will be required to physically surrender its shares to the paying agent. On or before the redemption date, DTC will notify the paying agent to disburse the aggregate redemption price to DTC for distribution by DTC to the beneficial holders of the shares based upon the number of shares held and the per share redemption price.
     November 15, 2006 was a dividend record date with respect to the preferred stock. On December 1, 2006, a dividend equal to $41.47 per share will have accumulated since the last dividend payment date and after giving effect to this newly accumulated dividend, the aggregate accumulated dividends for each share of preferred stock is $423.92. As of the December 4, 2006 redemption date, the aggregate accumulated dividends for each share of preferred stock will be $425.82. Dividends on the preferred stock will cease to accumulate on the redemption date.
     GNC, headquartered in Pittsburgh, Pa., is the largest global specialty retailer of nutritional products; including vitamin, mineral, herbal and other specialty supplements and sports nutrition, diet and energy products. GNC has more than 4,800 retail locations throughout the United States (including more than 1,000 franchise and more than 1,200 Rite Aid store-within-a-store locations) and franchise operations in 46 international markets.
This release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to our financial condition, results of operations and business that is not historical information. Forward-looking statements can be identified by the use of terminology such as ”subject to,” “believes,” ”anticipates,” ”plans,” “expects,” ”intends,” ”estimates,” ”projects,” ”may,” “will,” ”should,” “can,” the negatives thereof, variations thereon and similar expressions, or by discussions of strategy. GNC believes there is a reasonable basis for our expectations and beliefs, but they are inherently uncertain, we may not realize our expectations and our beliefs may not prove correct. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. Actual results could differ materially from those described or implied by such forward-looking statements. Factors that may materially affect such forward-looking statements include, among others:
•	significant competition in our industry;

•	unfavorable publicity or consumer perception of our products;

•	the incurrence of material products liability and product recall costs;

•	costs of compliance and our failure to comply with governmental regulations;

•	the failure of our franchisees to conduct their operations profitably and limitations on our ability to terminate or replace under-performing franchisees;

•	economic, political and other risks associated with our international operations;

•	our failure to keep pace with the demands of our customers for new products and services;

•	the lack of long-term experience with human consumption of some of our products with innovative ingredients;

•	disruptions in our manufacturing system or losses of manufacturing certifications;

•	increases in the frequency and severity of insurance claims, particularly for claims for which we are self-insured;

•	loss or retirement of key members of management;

•	increases in the cost of borrowings and unavailability of additional debt or equity capital;

•	the impact of our substantial indebtedness on our operating income and our ability to grow; and

•	the failure to adequately protect or enforce our intellectual property rights against competitors.
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